SCHEDULE 14A INFORMATION

            Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.  )

Filed by registrant  (X)
Filed by a Party other than Registrant ( )

Check the appropriate box:

( ) Preliminary Proxy Statement        ( )  Confidential, for Use of the
                                            Commission Only (as permitted
                                            by Rule 14a-6(e) (2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         COMMONWEALTH BANKSHARES, INC.
                (Name of Registrant as Specified in its Charter)

       (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X) No fee required

( ) Fee computed on table below per Exchange Act Rules 14a-6(I) (4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:


( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by regisration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule, or Registration Statement No.:

3) Filing Party:

4) Date Files:

                     COMMONWEALTH BANKSHARES, INC.

              NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Commonwealth Bankshares, Inc.:


     NOTICE is hereby given that the 1999 Annual Meeting of Shareholders of Commonwealth Bankshares, Inc. (the "Corporation") will be held in the lobby of the main office of Bank of the Commonwealth, Boush and Freemason Streets, Norfolk, Virginia 23510, on Tuesday, April 27, 1999, at 3:00 p.m., local time, for the following purposes:

1. Election of two members of the Board of Directors of the Corporation as Class 2 directors to serve until the 2002 Annual Meeting of Shareholders.

2. The ratification of the adoption of the Corporation's 1999 Stock Incentive Plan.

3. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on March 3, 1999 are entitled to notice of, and to vote at, such meeting or any adjournment thereof.

Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding matters proposed to be acted upon at the meeting.

To assure that your shares are represented at the meeting, please fill in, date and sign the enclosed proxy and return it promptly in the enclosed envelope, regardless of whether you expect to attend the meeting. The enclosed envelope requires no postage if mailed in the United States. If for any reason you desire to revoke your proxy, you may do so at any time before it is voted by contacting the President of the Corporation, Edward J. Woodard, Jr., in person or in writing.


                                 By Order of the Board of Directors



                                 Edward J. Woodard, Jr., CLBB
                                 Chairman of the Board, President and
                                 Chief Executive Officer


Dated in Norfolk, Virginia and
mailed this 5th day of April, 1999

                        COMMONWEALTH BANKSHARES, INC.

                             PROXY STATEMENT

                       ANNUAL MEETING OF SHAREHOLDERS
                              APRIL 27, 1999

     The solicitation of the enclosed 1999 proxy is made by and on behalf of the Board of Directors of Commonwealth Bankshares, Inc. (the "Corporation") to be used at the 1999 Annual Meeting of Shareholders to be held on Tuesday, April 27, 1999 at 3:00 p.m., or any adjournment thereof, in the lobby of the main office of the Bank of the Commonwealth (the "Bank"), Boush and Freemason Streets (P.O. Box 1177), Norfolk, Virginia 23510. The approximate mailing date of this Proxy Statement and the accompanying proxy is April 5, 1999. The matters to be considered and acted upon are (i) the election of three Class 2 directors of the Corporation to serve until the 2002 Annual Meeting of Shareholders, (ii) the ratification of the adoption of the Corporation's 1999 Stock Incentive Plan; and (iii) such other business as may properly come before the meeting or any adjournment thereof.

     The Corporation is a one bank holding company organized under the laws of the Commonwealth of Virginia. It's wholly-owned subsidiary, Bank of the Commonwealth, is a Virginia state bank and member of the Federal Reserve. The Bank operates six branches in Tidewater, Virginia.

PERSON MAKING THE SOLICITATION

     The cost of the solicitation of proxies will be borne by the Corporation. Solicitations will be made only by mail, except that, if necessary, officers and regular employees of the Bank or the Corporation may make solicitations of proxies in person or by telephone. Banks, brokerage firms, and other custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons, and the Corporation will, upon request, reimburse them for their reasonable charges and expenses in this connection.

REVOCABILITY OF PROXY

     Anyone who gives a proxy may still vote in person, if he so desires, and may revoke the proxy at any time prior to the voting of such proxy by contacting the President of the Corporation, Edward J. Woodard, Jr., in person or in writing, or by filing a duly executed proxy bearing a later date. All properly executed proxies delivered pursuant to this solicitation will be voted at the meeting in accordance with instructions contained therein, if any.

VOTING SHARES AND VOTE REQUIRED

     Only shareholders of record at the close of business on March 3, 1999 will be entitled to vote at he meeting, or any adjournment thereof. The Corporation has issued only Common Stock, $2.50 par value (the "Common Stock"). As of March 3, 1999 the Corporation had issued and outstanding 1,084,153 shares of Common Stock held of record by approximately 500 shareholders.
Shareholders are entitled to one vote for each share of Common Stock on all matters to come before the meeting. In the election of directors, those nominees receiving the greatest number of votes shall be deemed elected even though not receiving a majority of the shares represented at the meeting in person or proxy. The ratification of the adoption of the 1999 Stock Incentive Plan will require only a favorable vote of a majority of votes cast. In accordance with Virginia law, broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will not be counted as a vote cast on any proposal. Accordingly, broker non-votes will have no effect on the election of directors or ratification of the 1999 Stock
Incentive Plan. A majority of the shares of outstanding Common Stock must be represented at the meeting in person or by proxy in order to constitute a quorum for the transaction of business.


                                 PROPOSAL I
                            ELECTION OF DIRECTORS

     The Corporation's Articles of Incorporation provide for the Board of Directors to be divided into three classes, as nearly equal in number as possible. Each class serves for a term of three years, with one class being elected each year. The Board of Directors currently consists of eight directors.

     At the 1999 Annual Meeting, two directors comprising Class 2 will be elected to serve until the 2002 Annual Meeting of Shareholders and until their successors are elected and qualified. The Board recommends that the two nominees named below be elected. Proxies received will be voted for the election of such nominees, unless marked to the contrary. A shareholder who desires to withhold voting of the proxy for one or both of the nominees may so indicate on the proxy. Both of the nominees are currently members of the Board. Both of the nominees have consented to be named and have indicated their intent to serve if elected. However, in the event either nominee is not available for election, the proxies will be voted for such person as shall be designated by the Board as a replacement.

                                 MANAGEMENT

     The following table sets forth as of March 3, 1999, certain information with respect to each director or nominee, including age, principal occupation, the year each nominee or incumbent director first became a director, and each such person's beneficial ownership of the Corporation's Common Stock.
The dates shown for the first election as a director represents the year in which the nominee or incumbent director was first elected to the Board of the Corporation or its predecessor. Unless otherwise indicated, the business experience and principal occupation shown for each nominee or incumbent director has extended five or more years. All of the Corporation's directors and named executive officer receive mail at the Corporation's offices.


                                                                Number and
                          Served as  Principal Occupation      Percent of
                           Director      During Past        Shares Beneficially
     Name             Age   Since        Five Years             Owned (1) (2)
     ----             --- ---------  --------------------   -------------------

Nominees for Election Whose Terms Will Expire in 2002 (Class 2)

Herbert L. Perlin     58    1987  President of Perlin Benefit       27,016(3)
                                  Resources Inc., a regional          2.47%
                                  pension administration
                                  company.


George H. Burton, Jr. 88    1981  President of Burton Lumber         44,225(4)
                                  Corp., a building materials          4.04%
                                  and supplies company located
                                  in Chesapeake, Virginia.



Incumbent Directors Whose Terms Will Expire in 2000 (Class 3)

William P. Kellam     84    1971  Retired President of Kellam-        21,085(5)
                                  Eaton Insurance Agency, Inc.          1.93%
                                  (real estate and insurance),
                                  Virginia Beach, Virginia, a
                                  position he held until 1986.

Edward J. Woodard,    56    1973  Chairman of the Board,              22,397(6)
Jr., CLBB                         President and Chief Executive         2.04%
                                  Officer of the Corporation and
                                  the Bank.

Morton M. Zedd        63    1971  Real estate developer and           60,674(7)
                                  investor in Richmond, Virginia        5.55%


Incumbent Directors Whose Terms Will Expire in 2001 (Class 1)


William D. Payne, M.D.63    1988  General, Laproscopic and            10,538(8)
                                  Endoscopic Surgeon and                    *
                                  President with Drs. Payne, Ives
                                  & Holland, Inc., General,
                                  Laproscopic and Endoscopic
                                  Surgery in Norfolk, Virginia.


Morton Goldmeier      75    1988  President of Hampton Roads          47,138(9)
                                  Management Associates, Inc.           4.31%


Richard J. Tavss      59    1988  Senior counsel of Tavss,           76,652(10)
                                  Fletcher, Maiden & King, P.C.        7.01%
                                  in Norfolk, Virginia.


All Directors, nominees and executive officers as Group (13 persons) 311,067
                                                                       27.9%

* Percentage of ownership is less than 1% of the outstanding shares of Common Stock of the Corporation.

(1) Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and includes shares, where applicable, which an individual has the right to acquire within 60 days through the exercise of stock options.

(2) Based on 1,084,153 issued and outstanding shares of Common Stock as of March 3, 1999 and stock options either currently exercisable or which will become exercisable within sixty (60) days.

(3) Includes (i) 10,000 shares which Mr. Perlin has the right to acquire through the exercise of stock options, (ii) 11,861 shares registered in the name of Herbert L. Perlin, Profit Sharing Trust, and (iii) 4,724 shares owned jointly by Mr. Perlin and his wife.

(4) Includes (i) 10,000 shares which Mr. Burton has the right to acquire through the exercise of stock options, (ii) 28,311 shares registered in the name of George H. Burton Revocable Living Trust, and (iii) 9,540 shares registered in the name of Clarice B. Burton Revocable Living Trust.

(5) Includes (i) 10,000 shares which Mr. Kellam has the right to acquire through the exercise of stock options and (ii) 10,601 shares registered in the name of Mr. Kellam's wife, for which Mr. Kellam disclaims beneficial ownership.

(6) Includes (i) 13,631 shares which Mr. Woodard has the right to acquire through the exercise of stock options, (ii) 407 shares registered in the name of E. J. Woodard, Jr., Custodian for Troy Brandon Woodard; (iii) 966 shares registered in the name of E. J. Woodard, Jr. and Sharon W. Woodard, Custodians of Troy Brandon Woodard; and (iv) 1,348 shares held in trust, representing the proceeds of a self directed Individual Retirement Account for the benefit of E. J. Woodard, Jr.

(7) Includes (i) 10,000 shares which Mr. Zedd has the right to acquire through the exercise of stock options, (ii) 42,383 shares registered in the name of Five Associates, a Virginia general partnership, of which Mr. Zedd is managing partner; and (iii) 7,705 shares in the Maxwell Zedd Trust.

(8) Includes 10,000 shares which Dr. Payne has the right to acquire through the exercise of stock options.

(9) Includes (i) 10,000 shares which Mr. Goldmeier has the right to acquire through the exercise of stock options and (ii) 8,778 shares owned by Mr. Goldmeier's wife, for which Mr. Goldmeier disclaims beneficial ownership.

(10) Includes (i) 10,000 shares which Mr. Tavss has the right to acquire through the exercise of stock options, (ii) 797 shares registered in the name of Richard J. Tavss, Custodian for Bobbie J. Tavss and (iii) 497 shares registered in the name of the Estate of Daniel J. Tavss c/o Richard J. Tavss, trustee under the will.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Corporation's Board of Directors has primary responsibility for the determination of corporate policies and the overall financial condition of the Corporation. The Board appoints a chief executive and other officers who are responsible for conducting business on a day-to-day basis under the Board's guidance. In turn, the management of the Corporation provides the Board of Directors with a regular and detailed flow of information relating to the Corporation's overall condition and financial performance.

During 1998, the Board of Directors met twelve times for regular monthly meetings. All directors attended at least 75% of the total meetings of the Board of Directors and the various committees on which they are members.

The Board of Directors has five standing committees: Executive Committee, Audit Committee, Personnel/Compensation Committee, Investment Committee and Nominating Committee. At its first meeting after the annual meeting of shareholders, the Board elects each Committee. Committee members serve for one year or until the first meeting of the Board following the next annual meeting of shareholders.

EXECUTIVE COMMITTEE

The Executive Committee consists of three members, selected in rotation from the eight directors: E. J. Woodard, Jr., George H. Burton, Jr., William P. Kellam, Morton M. Zedd, Morton Goldmeier, Richard J. Tavss, William D. Payne and Herbert L. Perlin. When the Board is not in session, the Executive Committee is authorized to exercise all of the Board's power except for certain fundamental responsibilities, such as approval of an amendment of the articles of incorporation or a plan of merger or consolidation. The Executive Committee meets to act on capital expenditures, to elect officers other than senior officers and to review and consider certain matters and policies for recommendation to the full Board. The Executive Committee met 27 times in 1998.

AUDIT COMMITTEE

The Audit Committee during 1998 was composed of three directors: George H. Burton, Jr., William P. Kellam and Morton Goldmeier, none of whom is an officer. The functions of the Audit Committee are to (i) recommend selection of independent certified public accountants, (ii) approve the scope of the accountants' examination, (iii) review internal accounting procedures, (iv) review reports of examination by the accountants and by regulatory agencies having jurisdiction over the Corporation, (v) monitor internal programs to ensure compliance with the law and avoidance of conflicts of interest, and
(vi) aid the Board in fulfilling its responsibilities for financial reporting to the public. The Audit Committee met one time during 1998.

PERSONNEL/COMPENSATION COMMITTEE

The Personnel/Compensation Committee during 1998 was composed of four directors: E. J. Woodard, Jr., Richard J. Tavss, William P. Kellam and William D. Payne, M.D. The Personnel/Compensation Committee recommends the compensation of officers to the Executive Committee and the Board. The Personnel/Compensation Committee met one time during 1998. Mr. Woodard abstained from discussion regarding his salary and is not permitted to participate in the consideration and recommendation by the Committee as to his compensation.

INVESTMENT COMMITTEE

The Investment Committee during 1998 was composed of four directors: E. J. Woodard, Jr., Herbert L. Perlin, Morton Goldmeier, and George H. Burton, Jr. The Investment Committee administers the investment policies of the Corporation. The Investment Committee met three times during 1998.

NOMINATING COMMITTEE

The Nominating Committee of the Board during 1998 was composed of four directors: E. J. Woodard, Jr., Morton M. Zedd, William P. Kellam and Richard
J. Tavss. The basic function of this Committee is the recommendation of those persons to be designated as Board nominees for election to the Board by the shareholders of the Corporation at its Annual Meeting. The Nominating Committee met one time in 1998.

The Nominating Committee will consider suggestions from all sources, including shareholders, regarding possible candidates for nomination and election to the Board. Generally, candidates should be highly qualified by business, professional or comparable experience, affirmatively desirous of serving on the Board, and able to represent the interests of all shareholders. Shareholders wishing to nominate a candidate should forward the candidate's name and a description of the candidate's background and qualifications to the Corporation's Secretary.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS


	The following table sets forth certain information with respect to beneficial ownership of the Corporation's Common Stock as of March 3, 1999, the record date of the Annual Meeting, by each beneficial owner of more than 5% of the Corporation's Common Stock.

          Name and Address            Benificial Ownership
             of Holder               Shares         Percent
          ----------------           ------         -------

      John Hancock Mutual Life       58,792         5.42%
      Insurance Company
      101 Huntington Avenue
      Boston, Massachusetts 02199


      Richard J. Tavss               76,652         7.01%

      Morton M. Zedd                 60,674         5.55%

Messrs. Tavss and Zedd, directors of the Corporation, receive mail at the Corporation's offices.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LOANS TO OFFICERS AND DIRECTORS

	Certain directors and officers of the Corporation and the Bank, members of their immediate families, and corporations, partnerships and other entities with which such persons are associated, are customers of the Bank. As such, some of these persons engaged in transactions with the Bank in the ordinary course of business during 1998, and will have additional transactions with the Bank in the future. All loans extended and commitments to lend by the Bank to such persons are made in the ordinary course of business upon substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and do not involve more than the normal risk of collectability or present other unfavorable features.

	As of December 31, 1998, the amount of loans from the Bank to all officers and directors of the Corporation and the Bank, and entities in which they are associated, was approximately $2.5 million. This amount represented 21.9% of the total equity capital of the Bank as of December 31, 1998.

BUSINESS RELATIONSHIPS AND TRANSACTIONS WITH MANAGEMENT

	In the ordinary course of its business, the Corporation and the Bank engaged in certain transactions with their officers and directors in which such officers and directors have a significant interest.  All such transactions have been made on substantially the same terms as those prevailing at the time for comparable transactions with unaffiliated parties.  The Bank has from time to time retained the Norfolk, Virginia law firm of Tavss, Fletcher,
Maiden and King, P.C., of which Mr. Tavss, a director of the Corportion and the Bank, is senior counsel, to perform certain legal services for the
Corporation and the Bank.

	In 1984, the Bank entered into a lease with Boush Bank Building Associates, a limited partnership (the "Partnership"), to rent the headquarters building
(the "Headquarters") of the Corporation and the Bank, which is located at the corners of Freemason and Boush Streets, Norfolk, Virginia.  The general partner of the Partnership is Boush Bank Building Corporation.  All of the
limited partners of the Partnership, namely Messrs. Woodard, Burton and
Kellam, are directors of the Corporation and the Bank.  The lease requires the Bank to pay all taxes, maintenance and insurance.  The term of the lease is twenty-three years and eleven months, and began on December 19, 1984.  In connection with this property, the lessor has secured financing in the form of a $1,600,000 industrial development revenue bond from the Norfolk
Redevelopment and Housing Authority payable in annual installments, commencing on January 1, 1987, at amounts equal to 3% of the then outstanding principal balance through the twenty-fifth year, when the unpaid balance will become due.  Interest on the bond is payable monthly, at 68.6% of the prime rate of Crestar Bank in Richmond, Virginia.  Monthly rent paid by the Bank is equal to interest on the above bond, plus any interest associated with secondary financing provided the lessor by the Bank.  The Bank has the right to purchase, at its option, an undivided interest in the property at undepreciated original cost, and is obligated to purchase in each January after December 31, 1986, an undivided interest in an amount equal to 90% of the legal amount allowed by banking regulations for investments in fixed properties, unless the Bank's return on average assets is less than seven-
tenths of one percent.  Under this provision the Bank has purchased 54.4% of this property for a total of $999,611.  No purchases have been made after
1988.  The terms of the lease are not less favorable than could be obtained from a non-related party.


                          EXECUTIVE COMPENSATION

SUMMARY EXECUTIVE COMPENSATION TABLE

	The following table sets forth the annual compensation paid or accrued by the Corporation and its subsidiaries to Edward J. Woodard, Jr., CLBB,
Chairman of the Board, President and Chief Executive Officer of the
Corporation and the Bank for the past three fiscal years. Compensation for each other executive officer of the Corporation or the Bank did not exceed $100,000 in 1998 and, therefore, is not shown in the table.

                                 Summary Compensation Table

Name and
Principal Position               Annual Compensation
------------------        -----------------------------------

                          Year         Salary(1)        Bonus
                          ----         --------         -----

Edward J. Woodard, Jr.,   1998         $191,300         $15,000
CLBB                      1997          177,100          10,000
Chairman of the Board     1996          163,075          10,000
President and Chief
Executive Officer

---------------------
(1)	Includes base salary and director fees.


	The table below sets forth information regarding stock option grants to the executive officer listed in the Summary Compensation Table above during the fiscal year ended December 31, 1998.  The grant was made pursuant to the 1990
Stock Option Plan.

	                   Option Grants in Last Fiscal Year

                       Number of        % of Total Options
                       Securities       Granted to
                       Underlying       employees in      Exercise   Expiration
Name                   Options Granted  Fiscal Year       Price      Date
----                   ---------------  ----------------- --------   ----------
Edward J. Woodard, Jr. 2,500            15%               $14.65     12/31/07


	No stock options were exercised in 1998 by the executive officer whose compensation is disclosed in the summary Executive Compensation Table above. The table below sets forth exercisable and unexercisable stock options held by the executive officer as of December 31, 1998, all of which were granted pursuant to the 1990 Stock Option Plan.

	                      Fiscal Year End Options Table

                      Number of Securites             Value of Unexercised In-
                      Underlying Unexercised Options  The-Money Options at
                      at Fiscal Year-End (#)          Fiscal Year-End ($)(1)
                      ------------------------------  ------------------------
Name                  Exercisable      Unexercisable  Exercisable Unexercisable


Edward J. Woodard, Jr.     13,631                  0      $91,410             0

-----------------------
(1)	The last known sale of the Company's Common Stock in 1998 was at $15.25 per share.

EMPLOYMENT AGREEMENTS

	The Boards of Directors of the Corporation and the Bank approved the execution of an employment agreement (the "Agreement"), effective January 1, 1990, between the Bank and Edward J. Mr. Woodard, Jr., Chairman of the Board,
President and Chief Executive Officer of the Corporation and the Bank.   The
Agreement, as amended on January 1, 1994, provides for employment of Mr. Woodard, with duties and responsibilities substantially the same as those assigned on the date of the Agreement, until the earlier of (i) December 31, 2001, (ii) his death, or (iii) his physical or mental disability; provided, however, that provisions are made for the termination of employment by either the Bank or Mr. Woodard in the event of a "change in control" of the Corporation or the Bank, or for "good reason"; and provided further, however, that the Agreement will be renewed automatically for an additional period of one year on each January 1, unless prior to August 1 in any given year either party to the Agreement shall give notice of non-renewal to the other party.


In the case of termination (i) by the Corporation or the Bank prior to a "change in control," unless "for good cause," or (ii) by Mr. Woodard for "good reason," certain payments stipulated in the Agreement are due Mr. Woodard as follows: (a) if by the Corporation or the Bank prior to "a change in control," unless "for good cause," twelve equal monthly payments equal to Mr. Woodard's base salary, plus director fees, if any; and (b) if by Mr. Woodard for "good reason" or by the Bank without "good cause," 60 equal monthly payments equal to approximately three times Mr. Woodard's existing salary at the time of termination.

A "change in control" is defined in the Agreement to occur upon (i) any entity acquiring or entering into a definitive agreement to acquire more than 25% of the stock of either the Corporation or the Bank, (ii) a change in the composition of a majority of the Board of Directors of either the Corporation or the Bank in any twelve month period, or (iii) the Corporation ceasing to be the owner of all of the Bank's stock, except for directors' qualifying shares. The term "for good cause" is defined as dismissal of Mr. Woodard for his failure to perform required services, gross or willful neglect of duty or illegal or intentional acts demonstrating bad faith. The term "good reason" is defined to include the assignment to Mr. Woodard of duties or responsiblities inconsistent with those in effect on the dates of the Agreement, or a change of control of either the Corporation or the Bank.

The Bank also has entered into a Deferred Supplemental Compensation Agreement (the "Supplemental Agreement") with Mr. Woodard. The Supplemental Agreement, as amended, provides that if Mr. Woodard remains in the full-time employment of the Bank until age 65, then upon retirement Mr. Woodard or his designated beneficiary shall be entitled to receive the sum of $250,000 payable in 120 equal monthly installments. In addition, if Mr. Woodard's employment with the Bank is terminated for any reason whatsoever at any time before or after Mr. Woodard attains the age of 65, then (i) the sum of $250,000 shall be payable to Mr. Woodard or his designated beneficiary in 120 equal monthly installments commencing upon Mr. Woodard attaining the age of 65 and (ii) a lump sum payment of $250,000 shall be payable to Mr. Woodard's spouse, estate, trust or named beneficiary on his death. The Supplemental Agreement obligates Mr. Woodard to make himself available to the Bank after retirement, so long as he receives payments under the Supplemental Agreement, for occasional consultation which the Bank may resonably request. All amounts unpaid under the Supplemental Agreement may be forfeited after notice to Mr. Woodard in the event the Board of Directors of the Bank determines in good faith that Mr. Woodard is performing services of any kind to a firm or corporation competitive with the business of the Bank during the period that he is receiving payments under the Supplemental Agreement.

EMPLOYEE BENEFITS PLAN

Employee Stock Options. On February 20, 1990, the Corporation's Board of Directors approved a non-qualified stock option plan (the "1990 Plan") for the issuance of 25,000 shares of the Corporation's Common Stock to eligible officers and key employees of the Corporation and the Bank at prices not less than the market value of the Corporation's Common Stock on the date of grant. On April 29, 1997, the shareholders approved an amendment to the 1990 Plan to increase the number of shares available for issuance under the 1990 Plan to 45,000 shares. The 1990 Plan will expire on February 20, 2000. Until expiration, the options may be exercised in whole at any time or in part from time to time. None of the options granted to employees had been exercised as of March 3, 1999.

401(k) Profit Sharing Plan. In 1993, the Bank adopted a thrift and profit sharing plan qualified under Section 401(k) of the Internal Revenue Code (the "401(k) Plan") to replace the Bank's former profit sharing plan. Employees who have attained the age of 20 years and six months and completed six months of service with the Bank are eligible to participate in the 401(k) Plan. Eligible employees who elect to participate may contribute up to 15% of their annual salary to the 401(k) Plan. The Bank may make a matching contribution. The amount of the match, if any, will be determined by the Bank each year. The Bank contributed a matching contribution of $17,731 and a discretionary profit sharing contribution of $17,269 to the 401(k) Profit Sharing Plan during 1998.

NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN

	On April 25, 1995 the shareholders approved a non-employee director stock compensation plan (the "Non-Employee Director Plan") for the issuance of 50,000 shares of the Corporation's common stock to eligible non-employee directors of the Corporation at prices determined by average of the five most recent trades of the common stock on the over-the-counter market during the period, not to exceed 30 calendar days, immediately preceding an option's grant date or such other value per share as is determined by the employee directors. No options may be awarded under the Non-Employee Director Plan after January 17, 2000. On April 29, 1997, the shareholders approved an amendment to the Non-Employee Director Plan to increase shares available for issuance under the Non-Employee Director Plan to 70,000 shares.

1999 STOCK INCENTIVE PLAN

	On February 19, 1999, the Board of Directors approved the Commonwealth Bankshares, Inc. 1999 Stock Incentive Plan, which the shareholders are being asked to ratify at the 1999 Annual Meeting. For information regarding this Plan, see Proposal 2, below.

COMPENSATION OF DIRECTORS

	The fees paid to the Corporation's directors during 1998 were $650 for each meeting of the Board attended. In addition, directors received $250 for attending meetings of each of the standing committees.  The Corporation has a
Directors' Deferred Compensation Plan by which directors may defer recognition of income on all or a portion of their meeting fees earned during the fiscal year.  A total of $39,750 was deferred by directors in 1998 pursuant to the Plan.

	THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL
TO ELECT THE TWO NOMINEES LISTED ABOVE AS THE DIRECTORS OF THE CORPORATION.

                               PROPOSAL 2
               RATIFICATION OF THE 1999 STOCK INCENTIVE PLAN

	The Corporation's shareholders are being asked to ratify the Commonwealth Bankshares, Inc. 1999 Stock Incentive Plan (the "Incentive Plan") that was adopted by the Board of Directors of the Corporation on February 19, 1999, subject to shareholder approval. At the Annual Meeting the following resolution will be offered for shareholder approval:

	RESOLVED, 	that the Commonwealth Bankshares, Inc. 1999 Stock Incentive Plan
as approved by the Board of Directors and as attached to the Proxy Statement issued for this Annual Meeting be and hereby is approved.

	The following description is a summary of the key features of the Incentive
Plan and is qualified in its entirety by reference to the Incentive Plan, a copy of which is attached to this Proxy Statement as Exhibit A.

PURPOSE AND ELIGIBLE PARTICIPANTS

	The purpose of the Incentive Plan is to promote the interests of the Corporation and its shareholders by enabling the Corporation to recruit, reward and retain employees and outside directors. The Corporation believes that making awards under the Incentive Plan in the form of stock options will further these objectives by providing the participants with a proprietary interest in the growth, performance and long term success of the Corporation. All of the employees of the Corporation and its subsidiaries ("Employees") and all directors of the Corporation who are not employees ("Non-Employee Directors") are eligible to receive stock options under the Incentive Plan (Employees and Non-Employee Directors collectively "participants").

SHARES AVAILABLE

	The number of shares of the Corporation's Common Stock ("Common Stock") that may be subject to award under the Incentive Plan may not exceed 15% of the
Corporation's issued and outstanding Common Stock, less the aggregate number of shares subject to issuance pursuant to options granted or available for grant under the Corporation's 1990 Stock Incentive Plan (for employees) and the Non-Employee Director Stock Compensation Plan, and will in no event exceed
350,000 shares. Of the aggregate number of shares of Common Stock that may be subject to award under the Incentive Plan, 60% are available for issuance to the Corporation's Non-Employee Directors and 40% are available for issuance to the Corporation's Employees.  In the event of a change in the outstanding shares of the Common Stock by reason of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares or other distribution payable in capital stock, or if some other increase or decrease in the Common Stock occurs without the Corporation receiving consideration, the number of shares subject to the Incentive Plan and the number of shares underlying previous awards may be adjusted appropriately.
In the event of a change in the outstanding shares of Common Stock by reason of a stock dividend, the number of shares subject to the plan may be adjusted appropriately and the number of shares underlying previous award will be adjusted appropriately.

The Common Stock subject to the Incentive Plan will come from either authorized but unissued shares or from previously issued shares that the Corporation reacquires, including shares it purchases on the open market. If any option award expires, is canceled, or terminates for any other reason, the shares of Common Stock available under that option award will again be available for the granting of new option awards.

ADMINISTRATION OF THE INCENTIVE PLAN

	The Incentive Plan will be administered and interpreted by the Board of Directors of the Corporation (the "Board"), unless the Board chooses to delegate its administration duties to a committee of the Board composed solely of two or more Non-Employee Directors, as "Non-Employee" director is defined by Rule 16b-3 promulgated by the Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934. Additionally, other than the granting of awards, the Board may delegate its administrative duties to officers or other employees of the Corporation.

The Board, as administrator of the Incentive Plan, will have full and final authority in its discretion to: (i) operate and administer the Incentive Plan,
(ii) interpret the Incentive Plan, (iii) exercise such powers and authority as it may find necessary or appropriate to carry out its functions as administrator of the Incentive Plan, (iv) determine the participants who will receive awards under the Incentive Plan, (v) determine the terms and restrictions of any awards under the Incentive Plan, (vi) determine the schedule for excercisability or nonforfietability of any award under the Incentive Plan, (vii) determine the time and conditions for expiration of any award under the Incentive Plan, (viii) determine the form of payment due upon exercise of any award under the Incentive Plan, (ix) amend, waive, or extend any provision or limitation of any award under the Incentive Plan and (x) grant substitute awards under terms and conditions that vary from those the Incentive Plan otherwise requires to individuals who become employees as a result of the Corporation's acquiring or merging with the individual's employer or acquiring its assets. The Board's determinations as administrator of the Incentive Plan need not be uniform and need not consider whether possible participants are similarly situated.

FORMS AND PROVISIONS OF AWARDS

	The Board may grant awards under the Incentive Plan to Employees in the form of nonqualified stock options ("NQSOs") or "incentive stock options" ("ISOs")
 within the meaning of Section 422 of the Internal Revenue Code of 1986, as
amended.  The Board may also grant awards under the Incentive Plan to Non-
Employee Directors in the form of NQSOs.  As described below, the Board intends to grant "Formula Options" to Non-Employee Directors ("Formula
Options") when the Incentive Plan becomes effective.  See "Summary of Benefits
Anticipated to be Awarded under the Incentive Plan" below.  Payment for
Common Stock acquired through exercise of a NQSO or ISO must be made by cash unless the Board consents to another form of payment (which could include
Common Stock or other property).

Exercise Price

The exercise price ("Exercise Price") under each stock option will be determined by the Board, as administrator, but in no event can the Exercise Price be less than: (i) 100% of the "fair market value" ("Fair Market Value") on the day of the award of a share of Common Stock covered by the award (110% in the case of grants to individuals who own more than 10% of the Corporation's Common Stock); or (ii) the book value per share of Common Stock as shown on the Corporation's last published financial statement prior to the date of the award.

For all options granted under the Incentive Plan, Fair Market Value shall be
(i) the average closing sale price of the Common Stock for the 10 consecutive trading dates immediately preceding and including the grant date if the Common Stock is traded on a national securities exchange, (ii) the closing price of the Common Stock as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") for the 10 consecutive trading dates immediately preceding and including the grant date if the Common Stock is not traded on a national securities exchange, or (iii) the average of the closing bid and ask prices of the Common Stock as reported by NASDAQ Bulletin for the 10 consecutive trading days immediately preceding and including the grant date if the closing price of the Common Stock for the 10 consecutive trading days preceding and including the grant date is not available from NASDAQ and (iv) the average of the closing bid and ask prices as reported by any other commercial service for the 10 consecutive trading days preceding the grant date if the closing bid and ask prices of the Common Stock as reported by NASDAQ for the 10 consecutive trading days preceding and including the grant date are not available. In determining the Fair Market Value of the Common Stock in (i) through (iv) above, for any date that is not a trading day, the price of a share of Common Stock shall be calculated by using the closing sale price or the average of the closing bid and asked prices, as appropriate, for the immediately preceding trading day


Vesting

The Board, as administrator, will determine the times and conditions for the exercise of stock options granted pursuant to the Incentive Plan and may accelerate the time at which a participant may exercise any portion of an award. Options granted to Employees or Non-Employee Directors under the Incentive Plan, including Formula Options, will not vest and become exercisable until the average closing price of a share of Common Stock traded on NASDAQ Bulletin Board (or any other over-the-counter automated quotation system or national exchange on which the Common Stock is traded) for 30 consecutive trading days has been at least $21.00. After this requirement has been fulfilled, options may be exercised regardless of the price at which the Common Stock is trading at the time the participant elects to exercise the options. If options are granted after this requirement has been fulfilled, such options may be exercised regardless of the price at which the Common
Stock is trading at the time the participant elects to excercise options. No options shall vest and become exercisable prior to the first anniversary of the grant date or after the date 10 years from the grant date.

Expiration and Termination

No option granted under the Incentive Plan may be exercised more than ten years after its date of grant (five years in the case of certain ISOs held by owners of more than 10% of the Common Stock). Unless the award agreement covering a stock option provides otherwise, option awards shall terminate and become non-exercisable 90 days following a participant's termination of employment for any reason, including retirement, except in the event of death, disability or termination of employment with cause. Option awards shall terminate immediately in the event the participant's employment with the Corporation is terminated with cause. In the event the participant's employment with the Corporation ceases because of the participant's death, the option award shall terminate and become non-exercisable twelve months after the participant's death. In the event the participant becomes disabled (as such term is defined in the Incentive Plan), the option award shall terminate and become non-exercisable on the earlier of one year from the participant's termination of employment or 30 days after the participant no longer has disability.

During a participant's lifetime, only the participant or his duly appointed guardian or personal representative may exercise an option award under the Incentive Plan. After a participant's death, his personal representative or any other person authorized under a will or under the law of descent and distribution may exercise any them exercisable portion of an option award.


CHANGE IN CONTROL OR SUBSTANTIAL CORPORATE CHANGE

	If there is a "change of control" of the Corporation, and unless the Board determines otherwise, all option awards under the Incentive Plan will become fully exercisable provided that such acceleration would not render unavailable "pooling of interest" accounting for any reorganization, merger or consolidation of the Corporation.

A "change of control" shall be deemed to have occurred upon the happening of one or more of the following events:

      (i)	a person, entity, or group (other than the Corporation, any of the
          Corporation's subsidiaries, any of the Corporation's benefit plans, or any underwriter temporarily holding securities for any offering of such securities) acquires ownership of more than 25% of the undiluted total voting power of the Corporation's then-outstanding securities eligible to vote to elect members of the Board ("Bank
          Voting Securities") without the consent of the Board;

     (ii) the individuals (A) who constitute the Board of Directors of the Corporation on the day the Incentive Plan becomes effective (the "Original Directors") or (B) who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least 2/3 of the Original Directors then still in office (such directors becoming "Additional Original Directors" immediately following their election) or (C) who are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least 2/3 of the Original Directors and Additional Original Directors then still in office (such directors also becoming "Additional Original Directors" immediately following their election) cease for any reason to constitute a majority of the Board;

    (iii)	consummation of a merger or consolidation of the Corporation into any other entity, unless the holders of the Corporation Voting Securities outstanding immediately before such consummation, together with any trustee or other fiduciary holding securities under a benefit plan of the Corporation, hold securities that represent immediately after such merger or consolidation at least
          75% of the combined voting power of the then outstanding voting securities of either the Corporation or the other surviving entity or its parent, or;

     (iv)	the shareholders of the Corporation approve (A) a plan of
          complete liquidation or dissolution of the Corporation or (B) an agreement for the Corporation's sale or disposition of all or substantially all of the Corporation's assets and such liquidation, dissolution, sale, or disposition is consummated.

	If there is a "substantial corporate change" of the Corporation, the Incentive Plan and any unexercised option awards will immediately terminate unless provision is made in writing in connection with such transaction for
(i) the assumption or continuation of outstanding option awards, or (ii) the substitution for such options or grants of any options or grants covering the stock or securities of a successor employer corporation or a parent or subsidiary of such successor. However, unless the Board determines otherwise, if an option award would otherwise terminate because a "substantial corporate change" of the Corporatioin has occurred, such option awards shall immediately vest and become excerisable at such time before the consummation of the transaction provided such acceleration does not render unavailable "pooling of interest" accounting for any reorganization, merger, or consolidation of the Corporation. A "substantial corporate change" shall be deemed to have occurred upon the happening of any of the following events: (i) the dissolution or liquidation of the Corporation, (ii) merger, consolidation, or reorganization of the Corporation with one or more corporation in where the Corporation is not the surviving corporation, (iii) the sale of substantially all the assets of the Corporation to another corporation of (iv) any transaction (including a merger or reorganization in which the Corporation survives) approved by the Board that results in any person or entity (other than any affiliate of the Corporation as defined in Rule 144(a)(1) under the Securities Act of 1933 ("Securities Act") promulgated by teh SEC) owning 100% of the combined voting power of all classes of stock of the Corporation.

TERM OF INCENTIVE PLAN; AMENDMENTS; TERMINATION

	The Incentive Plan became effective on February 19, 1999 ("Effective Date"), subject to approval of the Incentive Plan by the Corporation's shareholders.
Unless the Board extends the Incentive Plan's term, the Incentive Plan shall remain in effect until all awards under the Incentive Plan have been satisfied, but no award may be granted under the Incentive Plan after the day that is 10 years following the Effective Date.  The Board may amend, suspend or terminate the Incentive Plan at any time, without the consent of the participants or their beneficiaries, provided that no such amendment will deprive any participant or beneficiary of any previously declared award.
Except as required by law or the terms of the Incentive Plan, the Board may not, without the participant's or beneficiary's consent, modify the terms and conditions of an option award so as to adversely affect the participant, and no amendment, suspension or termination of the Incentive Plan will, without the participant's or beneficary's consent, terminate or adversely affect any right or obligation under any outstanding option awards/


FEDERAL INCOME TAX CONSEQUENCES

	Grants of Options.	The grant of a NQSO or ISO does not result in income for
the grantee or in a deduction for the Corporation.

	Exercise of Options.	The exercise of a NQSO results in ordinary income for
the participant and a deduction for the Corporation measured by the difference between the option price and the fair market value of the shares received at the time of exercise.

	The exercise of an ISO does not result in income for the participant or a deduction for the Corporation. However, the excess of the fair market value on the exercise date over the option price of the shares is an "item of adjustment" for alternative minimum tax purposes. When a participant sells shares acquired by exercise of an ISO, the participant's gain (the excess of sales proceeds over option price) upon the sale will be taxed as capital gain, provided the participant (i) exercises the option while an employee of the Corporation or subsidiary or within three months after termination of such employment for reason other than death or disability and (ii) the sale is not within two years after the date of grant nor within one year after the transfer of shares upon exercise. If exercise is after such three month period, or the subsequent sales before the expiration of either the two year or the one year holding period, a participant generally will realize ordinary income in the year of exercise or the disqualifying sale.

	Subsequent Sales.	A sale of shares of the Corporation's Common Stock more
than one year after their receipt will result in long-term gain or loss to the holder.

SUMMARY OF BENEFITS AWARDED UNDER THE INCENTIVE PLAN

	Each of the Corporation's seven Non-Employee Directors has received a Non-Employee Director Formula Option to purchase 250 shares of the Corporation's Common Stock, subject to shareholder approval of the Incentive Plan. The exercise price of each Formula Option was $14.75 the Fair Market Value of the Corporation's Common Stock on the grant date. Additionally, each Non-Employee Director serving on the Board at each annual meeting of the Corporation's shareholders (beginning with the meeting at least six months after the Effective
Date) will receive a Formula Options granted under the Incentive Plan will be the Fair Market Value of the Corporation's Common Stock on the grant date.

	The Board believes that stock options are a competitive necessity to attract and retain employees and directors with the skill, intelligence, education and experience on whose success the Corporation is dependent.
The Corporation believes that stock options are appropriate and effective methods to compensate employees and directors because they foster proprietary identification with the Corporation and encourage them to exert maximum efforts for its success.

	Approval of this proposal requires the favorable vote of the holders of a majority of the outstanding shares of Bank Common Stock. Failure to approve this proposal will result in termination of the Incentive Plan.

	THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE CORPORATION'S
1999 STOCK INCENTIVE PLAN.


                     INDEPENDENT PUBLIC ACCOUNTANTS

The Corporation's Board of Directors approved the appointment of Poti, Walton
& Associates, P.C., Certified Public Accountants, as the Corporation's independent public accountants for the fiscal year ending December 31, 1998.
No firm has been selected by the Board of Directors to act as the Corporation's independent public accountants for the current year. The Board will make this decision later in the year. Representatives of Poti, Walton & Associates, P.C. are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.


                     SUBMISSION OF PROPOSALS 2000

Proposals of shareholders intended to be presented at the Corporation's 2000 Annual Meeting of Shareholders must be received by the Corporation at its executive offices, Boush and Freemason Streets, P. O. Box 1177, Norfolk, Virginia 23501, no later than December 2, 1999, in order for such proposals to be included in the Corporation's Proxy Statement and form of Proxy relating to such meeting.


                           OTHER MATTERS

The Board of Directors does not intend to present, and knows of no one who intends to present, to the meeting any matter for action by shareholders other than as set forth herein. However, the enclosed proxy confers discretionary authority with respect to transaction of any other business that may properly come before the meeting, and it is the intention of the persons named in the proxy to vote in accordance with their judgment on any such matter.

                               GENERAL

The Corporation's 1998 Annual Report to Shareholders accompanies this Proxy Statement. The 1998 Annual Report to Shareholders does not form any part of the material for the solicitation of proxies.


              PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY.

                                    By Order of the Board of Directors



                                    Edward J. Woodard, Jr., CLBB
                                    Chairman of the Board, President
                                    and Chief Executive Officer

Dated in Norfolk, Virginia and
mailed this 5th day of April, 1999

                    	COMMONWEALTH BANKSHARES, INC.
	                       403 Boush Street
	           P. O. Box 1177, Norfolk, Virginia 23501-1177
	                     Phone (757) 446-6900

	            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
	                        April 27, 1999
	This Proxy Is Solicited On Behalf Of The Board of Directors


The undersigned hereby revokes all prior proxies and appoints Richard J. Tavss and Morton Goldmeier, or any one of them, each with the power of substitution, as Proxies to vote, as designated below, all the shares of Common Stock of Commonwealth Bankshares, Inc. held of record by the undersigned on March 3, 1999 at the Annual Meeting of Shareholders to be held on April 27, 1999, or any adjournment thereof.

(1)	Proposal I:  Election of two Class 2 Directors set forth below to serve until the 2002 Annual Meeting of Shareholders and until their successors are elected and qualified:

     	                      Herbert L. Perlin

              (_)	FOR       		(_)	AGAINST        		(_)	ABSTAIN

       	                      George H. Burton

              (_)	FOR        	(_)	AGAINST	        	(_)	ABSTAIN


(2) Proposal II: The ratification of the adoption of the Corporation's 1999 Stock Incentive Plan.

              (_) FOR         (_) AGAINST          (_) ABSTAIN

(3) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted by the named Proxies FOR the two nominees listed in Proposal I and in their discretion as to other business properly before the meeting.

Please sign exactly as your name(s) appear below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED:____________________, 1999.


_______________________________                 _______________________________
Shareholder Signature	                      				Shareholder Signature

_______________________________                 _______________________________
Social Security Number				                     	Social Security Number